As filed with the Securities and Exchange Commission on November 22, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORGEROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-1223363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ForgeRock, Inc.
201 Mission Street
Suite 2900
San Francisco, California 94105
(415) 599-1100
(Address of principal executive offices, including zip code)
2012 Equity Incentive Plan
(Full title of the plan)
Fran Rosch
President and Chief Executive Officer
201 Mission Street
Suite 2900
San Francisco, California 94105
(415) 599-1100
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rezwan D. Pavri Richard C. Blake Lang Liu Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Sam Fleischmann Chief Legal Officer ForgeRock, Inc. 201 Mission Street Suite 2900 San Francisco, California 94105 (415) 599-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.001 per share, issued pursuant to equity awards granted under the 2012 Equity Incentive Plan (3)	1,755,721	$28.25	$49,599,118	$4,598

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 (this “Registration Statement”) shall also cover any additional shares of the registrant’s Class A common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act (“Rule 457(c)”), the proposed maximum offering price per share is based on the average high and low prices of the common stock as reported on the New York Stock Exchange as of November 16, 2021.

(3)	Represents 1,755,721 shares of Class A common stock under the ForgeRock, Inc. 2012 Equity Incentive Plan (the “Plan”) issued to certain current and former employees, consultants, and advisors of the registrant upon exercise of stock option awards, pursuant to restricted stock awards or pursuant to settlement of restricted stock units.

EXPLANATORY NOTE
This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Class A common stock”) of ForgeRock, Inc. (“us”, “we” or the “registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees, consultants, and advisors of the registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
FORGEROCK, INC.
1,755,721 Shares of Class A Common Stock

This prospectus relates to 1,755,721 shares of Class A common stock, par value $0.001 per share (the “Shares”), of ForgeRock, Inc., which may be offered from time to time by certain stockholders that are our current or former employees, consultants, and advisors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Plan.
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Shares are listed on the New York Stock Exchange under the symbol “FORG”. On November 16, 2021, the closing price of our Shares was $28.12 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.
“ForgeRock,” our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of ForgeRock, Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.
Unless the context otherwise requires, the terms “ForgeRock,” “the company,” “we,” “us,” and “our” in this prospectus refer to ForgeRock, Inc. and its consolidated subsidiaries.

THE COMPANY
ForgeRock, Inc.
ForgeRock is a modern digital identity platform transforming the way enterprises secure, manage, and govern the identities of customers, employees and partners, APIs, microservices, devices, and Internet of Things (IoT). Organizations adopt the ForgeRock Identity Platform as their digital identity system of record to enhance data security and sovereignty as well as improve performance. ForgeRock’s identity platform provides a full suite of identity management, access management, identity governance, and artificial intelligence (AI)-powered autonomous identity solutions. We are headquartered in San Francisco, California and have operations in Canada and the United States of America, France, Germany, Norway and the United Kingdom, Australia, New Zealand and Singapore.
Corporate Information
We were formed in Norway in 2009 and incorporated in Delaware in 2012. Our principal executive offices are located at 201 Mission Street, Suite 2900, San Francisco, California 94105, and our telephone number is (415) 599-1100.

Our website address is www.forgerock.com. Information contained on, or accessible through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only. You should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our Class A common stock.

RISK FACTORS
An investment in our Shares is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Shares, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 12, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Shares would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Shares.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Shares as of September 30, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
We have based our calculation of the percentage of beneficial ownership prior to this offering on 12,650,000 shares of Class A common stock and 73,934,202 shares of Class B common stock outstanding as of September 30, 2021.
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding any shares subject to options held by that person that are currently exercisable or exercisable within 60 days following September 30, 2021. We did not deem these Shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ForgeRock, Inc., 201 Mission Street, Suite 2900, San Francisco, California 94105.

	Beneficial Ownership Prior to this Offering						Class A Common Stock Being Offered(1)	Beneficial Ownership After this Offering
	Class A Common Stock		Class B Common Stock		% of Class A and Class B Common Stock Beneficially Owned	% of Total Voting Power		Class A Common Stock		Class B Common Stock		% of Class A and Class B Common Stock Beneficially Owned	% of Total Voting Power
Selling Stockholder	Shares	%	Shares	%				Shares	%	Shares	%

Michael Ellis(2)	—	0.00%	1,259,068	1.70%	1.45%	1.67%	188,860	—	0.00%	1,070,208	1.45%	1.24%	1.42%
Jamie Nelson(3)	—	0.00%	917,170	1.24%	1.06%	1.22%	137,388	—	0.00%	779,782	1.05%	0.90%	1.04%
Francis Rosch(4)	—	0.00%	3,149,055	4.26%	3.64%	4.19%	195,331	—	0.00%	2,953,724	4.00%	3.41%	3.93%
All Other Executive Officers and Directors(5)	—	0.00%	1,835,412	2.48%	2.12%	2.44%	256,753	—	0.00%	1,578,659	2.14%	1.82%	2.10%
All Other Selling Stockholders(6)	—	0.00%	5,231,880	7.08%	6.04%	6.96%	977,389	—	0.00%	4,254,491	5.75%	4.91%	5.66%

Total	—	0.00%	12,392,585	16.76%	14.31%	16.48%	1,755,721	—	0.00%	10,636,864	14.39%	12.28%	14.14%

(1)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering.
(2)Consists of (a) 1,259,068 shares of Class B common stock held by Mr. Ellis.
(3)Consists of (a) 45,487 shares of Class B common stock held by Mr. Nelson and (b) 871,683 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of September 30, 2021, 871,683 of which are vested as of such date.
(4)Consists of (a) 195,331 shares of Class B common stock held by Mr. Rosch and (b) 2,953,724 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of September 30, 2021, 2,453,724 of which are vested as of such date.
(5)Consists of (a) 1,294,344 shares of Class B common stock held by our executive officers and directors and (b) 541,068 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of September 30, 2021, 541,068 of which are vested as of such date.
(6)Includes the following 237 named non-affiliate selling stockholders: Kenneth Adcock, Wajih Ahmed, Dana Aiken, Julian Alamilla, Janelle Allen, Gael Allioux, Ramnishath Anaswara, Lasse Andresen, Spyridon Spiros Angelopoulos, Oliver Austin, Albert Ayoub, Anthony Badger, Christophe Badot, Ivaylo Bahtchevanov, Muhammad Adeel Bakht, Priyamvadha Balasubramanian, Timothy Barber, John Barco, John Barisich, Kristen Batch, Matthew Beavis, Cory Bench, Alicia Bennett, Timothy Berry, Ajaykumar Biyani, Joshua Black, Gaetan Boismal, Judith Borcz, Sherry Borg, Callum Bradley, Deborah Bradley, Jack Bradley, Mark Bradley, Jonathan Branch, Alin Brici, Emanuel Brici, Laurent Bristiel, Malcolm Broad, Jeffrey Brooks, Jason Browne, Caroline Brunsdon, Adam Butler, Adam Butler, Maximilian Campbell, Quentin Castel, Neil Chapman, Adrien Chaput, Atri Chatterjee, Robert Comeau, Johnny Cope, Louise Coy, Edmund Crewe, Emma-Jane Cromb, Beau Croteau, Annabel Dangreville, Kristen Davis, Danielle DeMartini, Richard Denson, Iwan Dijkstra, Valentin Dobrushkin, Marine Domarchi, Alasdair Drew, Andrew Dunn, Andreas Egloff, Yi Fan, Muhammad Faruqi, Samantha Fauth, Jake Feasel, Adam Featherston, Eileen Fegan, Peter Feitelson, Joanna Felton, Yingxue Feng, Aimee Fernandez, David Fernandez, Steve Ferris, Samuel Fraser, Paulo Frazao, Maricel Gamolo, Frank Gasparovic, Ismet Geri, Hun Go, Rebecca Golden, David Goldsmith, Payton Gonzales, Benjamin Goodman, Wilhem Grabiak, Marius Granholt, Travis Haagen, Aaron Haggarty, Andrew Hall, Simon Harding, Daniel Harrington, Gemma Haylett, Anne Hecht, Katherine Heffernan, Paul Henderson, Tal Herman, Cristina Herraz Durango, Daniel Hewitt, Patricia Hill, Yuji Hirayama, Stuart Hodkinson, Steven Hogarth, Yaodong Hu, Jennifer Hughes, Lou Ann Hunt, Mary Hunt, Bronwyn Jackson, Thomas Jacob, Albin Jacquet, Aslam Jamal, James Patrick Dudley and Ahnna Marie Dudley, Trustees of The 2002 Dudley Family Trust, dated August 21, 2002, Michael Jang, Simon Jeacock, Darryl Jones, William Jones, Stefan Joost, Enzo Kajiya, Satish Kandagadla, Pankaj Kapoor, Jordan Kasper, Daniel Katzen, Micheal Kenny, Eliot Kerslake, Paul Kielty, Chad Kienle, Julian Kigwana, Sarah Kohler, Donna Kostigen, Aron Kozak, Sophie Lawson, Christopher Lee, Jennifer Lee, Jason Lemay, Geok Choo Lim, Richard Link, Yi Lu, Mark Luechtefeld, Haley Lum, Katherine Luther, Michael Lyden, Bengt Ove Stellan Maard, Huy Mac, Norman Mackintosh, Neil Madden, Anil Madithati, Peter Major, Mickey Martin, Sutton Maxwell, Michael McCarthy, Kenneth McFarland, Michael McGuinness, David McGuire, Alberto Mendoza, Kranthi Mettu, Matthew Miller, Nachiketa Mishra, Moch, Jean-Christophe Moch, Andreas Moewes, Simon Moffatt, Lee Morgan, Leonard Moustacchis, Doug Mozzi, Kavya Muthanna, Anna Nash, Linh Nguyen, Hanns Nolan, Paul O'Carroll, Kieran O'Driscoll, Phillip Ostler, Francine Pacheco, Anne Pastor, Natalia Paszkowski, Ameet Patel, Lauren Pauley, Stephen Paul Gerrard, Allison Pelfini, John Pena, Cordell Perigo, Gareth Pick, Haley Pickerell, John Pinson, Justin Pirie, Frank Pisciuneri, Joseph Pope, Shanley Porter, James Proudfoot, Bryant Pulecio, Molly Reed, Teresa Richardson, Richard Riley, Michael Rollins, James Ross, Brian Rossi, Andrew Rowe, Maxim Salnikov, Reighanne Sanchez, Deborah Schiesser, Bruce Sciotto, Jonathan Scudder, Timothy Sedlack, Eugenia Sergueeva, Thomas Seward, Javed Shah, Madina Sharifi, Priya Sharma, Darinder Shokar, Marina Skolarikou, Jakub Slon, Alfred Spiwak, Ashley Stevenson, Heidi Straub, Jennifer Syufy, Nicholas Taylor, Woon Leng Tham, Yoke Leong Tham, The Raskin & Yokoyama Family Trust dated September 21, 2018, David Thompson, Clay Thongnopneua, Lars Thurfjell, Lars Gunnar Tiben, Jessica To, Kaveh Tofigh, William Tran, Manushi Trivedi, Andrew Trotter, Michael Vaeth, Bert Van Beeck, Wasiuddin Wahid, Craig Watson, William Watson, Markus Weber, Harald Weimer, Christoph Weiss, Bruce Willison and Adam Wilson. Each of these persons or entities beneficially owns less than 1% of the outstanding shares of our common stock.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.
EXPERTS
The financial statements as of December 31, 2019 and 2020 and for each of the two years in the period ended December 31, 2020 included in this prospectus by reference from Amendment No. 1 to the registrant’s registration statement on Form S-1, filed with the SEC on September 7, 2021, have been so included in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	The registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 12, 2021.

•
The registrant’s Prospectus filed on September 17, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-259016), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•
The description of the registrant’s securities to be registered, which is contained in a registration statement on Form 8-A filed on September 8, 2021 (File No. 001-40787) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. These reports and amendments thereto, and other information that we will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.forgerock.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	The registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 12, 2021.

•	The registrant’s Prospectus filed on September 17, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-259016), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•
The description of the registrant’s securities to be registered, which is contained in a registration statement on Form 8-A filed on September 8, 2021 (File No. 001-40787) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.
The registrant has adopted an amended and restated certificate of incorporation, which became effective immediately prior to the completion of the registrant’s initial public offering and which contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, the registrant’s amended and restated bylaws, which became effective immediately prior to the completion of the registrant’s initial public offering, and which provides that the registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the registrant’s directors or officers or is or was serving at the registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The registrant’s amended and restated bylaws provide that the registrant may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the registrant’s employees or agents or is or was serving at the registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The registrant’s amended and restated bylaws also provide that the registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. The registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions are included in the registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that the registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the registrant’s directors and executive officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the registrant’s directors, officers, employees, or other agents or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the registrant is not aware of any threatened litigation that may result in claims for indemnification.
The registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the registrant with respect to payments that may be made by the registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of the registrant’s Board of Directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the registrant.

Item 8. Exhibits.
EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the registrant, as amended and currently in effect.	10-Q	001-40787	3.1	November 12, 2021

4.2	Amended and Restated Bylaws of the registrant, as amended and currently in effect.	10-Q	001-40787	3.2	November 12, 2021

4.3	Form of Class A common stock certificate of the registrant.	S-1/A	333- 259016	4.1	September 7, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	ForgeRock, Inc. 2012 Equity Incentive Plan and related form agreements.	S-1/A	333- 259016	10.3	September 7, 2021

*	Filed herewith.

Item 9. Undertakings.

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 22nd day of November, 2021.

FORGEROCK, INC.

By:	/s/ Francis Rosch
Francis Rosch
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francis Rosch, John Fernandez and Sam Fleischmann, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Francis Rosch Francis Rosch	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2021

/s/ John Fernandez John Fernandez	Chief Financial Officer and Executive Vice President of Global Operations (Principal Financial Officer and Principal Accounting Officer)	November 22, 2021

/s/ David DeWalt David DeWalt	Director	November 22, 2021

/s/ Johanna Flower Johanna Flower	Director	November 22, 2021

/s/ Bruce Golden Bruce Golden	Director	November 22, 2021

/s/ Paul Madera Paul Madera	Director	November 22, 2021

/s/ Arun Mathew Arun Mathew	Director	November 22, 2021

/s/ Alex Ott Alex Ott	Director	November 22, 2021

/s/ Jeff Parks Jeff Parks	Director	November 22, 2021

/s/ Rinki Sethi Rinki Sethi	Director	November 22, 2021

/s/ Maria Walker Maria Walker	Director	November 22, 2021

/s/ Warren Weiss Warren Weiss	Director	November 22, 2021

/s/ Dave Welsh Dave Welsh	Director	November 22, 2021